UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 13, 2011
Date of Report (Date of earliest event reported)

UNITED COMMUNICATIONS PARTNERS INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-53530	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

SVEAVÄGEN 17, BOX 3061, SE-103 61, STOCKHOLM, SWEDEN	SE-10361
(Address of principal executive offices)	(Zip Code)

+468 660 7333
Registrant’s telephone number, including area code

BARK GROUP INC.
(Former name if changed since last report)

Ostergade 17-19, 3rd Floor, Copenhagen K, Denmark, DK-1100
(Former address if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s pro forma financial statements and the related notes that are included herein.

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01      Entry into a Material Definitive Agreement. Introduction

United Communications Partners Inc. (the “Company” or “we”) completed the acquisition of all of the issued and outstanding shares of Tre Kronor Media AB, a Swedish media company (“Tre Kronor”) on May 4, 2010 (the “Acquisition”). The Acquisition was completed pursuant to the terms and conditions of a share purchase agreement dated April 9, 2010 (the “Share Purchase Agreement”) entered into among the Company and each of the shareholders of Tre Kronor, reported on our Current Report on Form 8-K and our amended Current Report on Form 8-K/A and filed with the Securities Exchange Commission (the “SEC”) on May 10, 2010 and on July 19, 2010 respectively. The Company, the Principal Shareholders and Tre Kronor (together, the “Parties”) further amended certain terms of the Share Purchase Agreement pursuant to an amendment agreement dated August 9, 2010 (the “Amendment 1”) reported on our Quarterly Report on Form 10-Q for period ended June 30, 2010 and filed with the SEC on August 23, 2010.

Amendment 2 to Share Purchase Agreement

On October 13, 2011, the Company entered into a further amendment agreement (the “Amendment 2”) with Niclas Fröberg and Carl Johan Grandinson, the former principal shareholders of Tre Kronor (the “Principal Shareholders”) to amend certain terms of the Share Purchase Agreement. The material terms of the Amendment 2 are summarized below (capitalized terms used but not defined herein correspond to those of the Share Purchase Agreement):

The Principal Shareholders have the right to cancel the Amendment 2 in full. Such cancellation right automatically expires October 28, 2011 at 12.00 noon CET. In case of cancellation, the Principal Shareholders shall send a notice thereof by e-mail or fax to the Chairman of the Company and the Principal Shareholders shall in such case retain all rights under the Share Purchase Agreement as if Amendment 2 had not been delivered.

Subject to the above, the Parties have agreed as follows:

1)

The Parties have agreed to annul section 3.8 through 3.13 in the Share Purchase Agreement under which the Principal Shareholders are entitled to receive a leaver compensation. The leaver compensation was originally provided for under the Share Purchase Agreement and included (i) a “bad leaver” compensation clause whereby the Company would be obligated to pay an amount of $600,000 to the Principal Shareholder in circumstances where the employment agreement of the Principal Shareholder was terminated by reason of that person’s resignation (other than in circumstances enumerated in the definition of the “good leaver” clause), by summary dismissal or by certain other enumerated events, including serious or persistent breach of obligations under the employment agreement, and (ii) a “good leaver” clause whereby the Company would be obligated to pay an amount of $600,000 to a Principal Shareholder where the Principal Shareholder ceased to be an employee for reasons other than being a “bad leaver”. In addition to the cash payment, all shares of the Company issued by the Company to the Principal Shareholder in connection with the Tre Kronor acquisition are to be returned to the Company in the event of a “bad leaver”, with the exception of 10,000,000 common shares which the Company is to purchase from the Principal Shareholder at a price of $0.10 per share during a period of 12 months after termination.

In consideration of annulment of the “good leaver” and “bad leaver” clauses, the Company has agreed to issue to the Principal Shareholders newly issued shares in the Company (free and clear of any incumbrances) in the amount equal to $600,000, for an aggregate purchase price of $1,200,000. The price per share shall be $0.001284, being the average of closing prices 20 days prior to October 11, 2011, less a discount of 20%, resulting in an aggregate of 934,579,439 shares of common stock to be issued to the Principal Shareholders.

It is a condition for the Principal Shareholders' obligation to consummate the transactions contemplated by the Amendment 2 that following the delivery of shares to the Principal Shareholders on the closing date, the Principal Shareholders shall own not less than 69% (sixty nine percent) of the share capital of the Company (on a fully diluted basis).

2)

By co-signing the Amendment 2, Tre Kronor and the Principal Shareholders accepted and acknowledged to hold harmless and indemnify the present board of directors and other members of management of the Company from any claims, arising from the Amendment 2 and from any issues related to the Share Purchase Agreement, from the Company, the other Sellers or any third party in respect of their service as directors or management as of the signing of the Company from the date of the Amendment 2, provided, however, that (a) the collective obligations of the Principal Shareholders under the Amendment 2 shall not exceed $1,200,000 and (b) the obligation to indemnify shall not apply to grossly negligent or fraudulent acts on the part of any indemnified party. The Principal Shareholders have agreed to deliver on the closing date releases from the Principal Shareholders and the other Sellers even if they are not party to Amendment 2 and the delivery of such releases is a condition to Purchaser's obligation to close and issue the shares contemplated by the Amendment 2. Such releases shall cover any and all claims, damages, liabilities and losses of any other nature arising in connection with the Agreement, the completion of the transactions thereunder and the issue to the Principal Shareholders or the Sellers of shares of the Company and the subsequent ownership of such shares.

3)

The present board of directors, Lars Thomassen and Bent Helvang, shall be replaced by representatives of the Principal Shareholders subsequent to the closing of the transactions contemplated by Amendment 2. Lars Thomassen will resign effective October 29, 2011.

4)

The Principal Shareholders shall cause Tre Kronor to, from Tre Kronor's available funds and to the extent permissible under applicable law, settle all liabilities (creditors and loans) in the Company, provided that the Principal Shareholders shall not be personally liable for any of the contemplated payments.

5)

Regardless of whether or not the Principal Shareholders decide to terminate the Amendment 2, by co-signing the Amendment 2 the Principal Shareholders have agreed to use their best efforts to cause Tre Kronor to accept and acknowledge that it shall settle all costs (legal, audit (Marcum), CFO & book keeping costs, etc.) associated with the due and punctual submission of mandatory reports, filings, etc. (regarding third quarter SEC report – due November 2011). The Principal Shareholders have agreed to cause Tre Kronor to advance to the CFO a retainer for one months pay no later than October 14, 2011, provided that the Principal Shareholders shall not be personally liable for any of the contemplated payments.

6)

It is further agreed that the redemption agreement concerning Niclas Fröberg from August 2010 expiring end of 2011, filed in the 10 K 2010, under which Niclas Fröberg is obligated to replace part of his Bark Consideration Shares against a cash payment from the Company in the amount of SEK 3,000,000 (Swedish Kronor) can be settled either by Niclas Fröberg returning shares in the Company to Tre Kronor at a fair value of SEK 3,000,000 before December 31, 2011 or by repaying SEK 3,000,000 in cash to Tre Kronor on behalf of the Company before December 31, 2011.

7)	The Parties shall in common make public an agreed press statement in respect of the transactions to be consummated under the Amendment 2 once it is fully executed.

8)

The Principal Shareholders have acknowledged and agreed that the shares of the Purchaser to be issued to them will be "restricted securities" under the United States Securities Act of 1933, as amended and accordingly will be subject to restrictions on resale and the certificates representing the shares will be endorsed with legends confirming these restrictions on resale.

9)

The transactions between the Company and the Principal Shareholders as well as Tre Kronor are considered fully executed by the signature of the Company, on Amendment 2 and by the Principal Shareholders on October 28, 2011 if not revoked before.

10)	Save for the provisions in the Amendment 2, the provisions in the Share Purchase Agreement, as amended, are to remain in force.

The foregoing summary of the Amendment 2 does not purport to be complete and is qualified in its entirety by reference to the Amendment 2, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

None.

(b)	Pro Forma Consolidated Financial Statements.

None.

(c)	Exhibits.

Exhibit No.	Document

10.1	Amendment 2 to Share Purchase Agreement, dated October 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNICATIONS PARTNERS INC.

Date: October 18, 2011
	By:	/s/ Niclas Fröberg
	Name:	Niclas Fröberg
	Title:	Chief Executive Officer